Exhbit 6(iii) under Form N-1A
                        Exhibit 1 under Item 601/Reg S-K


                                   SCHEDULE A
                                       OF
                                    EXHIBIT B
                                     TO THE
                             DISTRIBUTOR'S CONTRACT
                        AS LAST AMENDED: OCTOBER 8, 1997


The provisions of the Distributor's Contract between BT Institutional Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.


Name of Fund                                          Effective Date

Institutional Cash Management Fund                    May 20, 1997
Global Emerging Markets Equity Fund                   October 8, 1997
International Small Company Equity Fund               October 8, 1997